Exhibit 99.1

NEWS RELEASE

Contact:
Drew Prairie
AMD Public Relations
(512) 602-4425
drew.prairie@amd.com

Ruth Cotter
AMD Investor Relations
(408) 749-3887
ruth.cotter@amd.com

AMD RECEIVES SUBPOENA FROM

U.S. DEPARTMENT OF JUSTICE REGARDING

INVESTIGATION OF GRAPHICS PROCESSING MARKET

SUNNYVALE, CALIF. — November 30, 2006 — AMD (NYSE:AMD) has received a subpoena from the U.S. Department of Justice (DOJ) Antitrust Division in connection with the DOJ’s investigation into potential antitrust violations related to graphics processors and cards. AMD entered the graphics processor business following the company’s acquisition of ATI Technologies, Inc. last month (October 25, 2006). The DOJ has not made any specific allegations against AMD or ATI. AMD intends to cooperate with the investigation.

About AMD

Advanced Micro Devices (NYSE: AMD) is a leading global provider of innovative processing solutions in the computing, graphics and consumer electronics markets. AMD is dedicated to driving open innovation, choice and industry growth by delivering superior customer-centric solutions that empower consumers and businesses worldwide. For more information, visit www.amd.com.

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